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PROXY                                                                 EXHIBIT 99
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                            CRAWFORD BANCORP, INC.
                        SPECIAL MEETING OF SHAREHOLDERS
                                JUNE ___, 1996

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints ________________ and ________________, or either of them, as proxies of the undersigned, each with full power of substitution and resubstitution, to represent and to vote all of the shares of common stock of Crawford Bancorp, Inc. ("Crawford Bancorp") which the undersigned beneficially holds of record on March 31, 1996 and would be entitled to vote at the Special Meeting of Shareholders of Crawford Bancorp, to be held at the main office of Crawford Bancorp, located at 108 West Main Street, Robinson, Illinois 62454, on June ___, 1996, at ___:____ __.m., local time, and at any adjournments thereof, with all of the powers the undersigned would possess if personally present, on the matters set forth below.

     The Board of Directors of Crawford Bancorp recommends a vote FOR approval
                                                                  ---
and adoption of the Agreement of Affiliation and Merger specified in Item 1 below.

     1. Approval and adoption of the Agreement of Affiliation and Merger ("Agreement"), dated March 8, 1996, among First Financial Corporation ("First Financial"), Crawford Bancorp and Crawford County State Bank, pursuant to which Crawford Bancorp will affiliate through a merger with First Financial and each outstanding share of Crawford Bancorp common stock will be converted into the right to receive 3.75 shares of First Financial common stock, subject to adjustment, all as provided for in the Agreement.

                [_] FOR            [_] AGAINST               [_] ABSTAIN

     2. In their discretion, on such other matters as may properly come before the Special Meeting.

Please sign on reverse side  (continued on other side)

                            (continued from other side)

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NOT OTHERWISE DIRECTED, THIS PROXY WILL BE VOTED FOR APPROVAL OF THE AGREEMENT. ON ANY OTHER MATTERS THAT MAY
              ---
PROPERLY COME BEFORE THE SPECIAL MEETING, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS OF CRAWFORD BANCORP. THIS PROXY MAY BE REVOKED AT ANY TIME PRIOR TO ITS EXERCISE.

PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY PROMPTLY.

DATED:______________________, 1996  __________________________________________
                                               (Signature of Shareholder)

                                    __________________________________________
                                               (Signature of Shareholder)

                                    Please sign exactly as your name appears on your stock certificates and on the label placed to the left. Joint owners should each sign personally. Trustees, guardians, executors and others signing in a representative capacity should indicate the capacity in which they sign.